UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):	June 6, 2011

RF INDUSTRIES, LTD
(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation)	0-13301 (Commission File Number)	88-0168936 (I.R.S. Employer Identification No.)

7610 Miramar Road, Bldg. 6000, San Diego, California 92126-4202 (Address of Principal Executive Offices) (858) 549-6340 (Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01    Entry Into a Material Definitive Agreement

On June 6, 2011, RF Industries, Ltd. (the “Company”), CUI Acquisitions, Inc., a New York corporation (“CUI Acquisitions”), Cables Unlimited, Inc., a New York corporation (“Cables Unlimited”) and Darren Clark (the “Seller”) entered into an Agreement and Plan of Reorganization (the “Acquisition Agreement”), which sets forth the terms and conditions pursuant to which the Company proposes to acquire Cables Unlimited.  Pursuant to the Acquisition Agreement, CUI Acquisitions, a newly formed New York corporation and wholly-owned subsidiary of the Company, will merge with Cables Unlimited, with CUI Acquisitions as the surviving entity.  In connection with the merger, CUI Acquisitions will change its name to Cables Unlimited, Inc.  The closing of the acquisition is expected to occur on June 15, 2011.

Cables Unlimited is an established high quality fiber optic custom cable manufacturer based in Long Island, New York.  Cables Unlimited is a Corning Cable Systems CAH Connections SM Gold Program member, authorized to manufacture optic products that are backed by Corning Cable Systems’ extended warranty.  The products manufactured by Cables Unlimited include custom fiber optic cable assemblies, adapters and electromechanical wiring harnesses for communications, computer, LAN, automotive and medical equipment.

Pursuant to the Acquisition Agreement, the Company agreed to pay on the closing date approximately $5,600,000, subject to working capital adjustments at the closing.  The purchase price will be payable one-half in cash and one-half in shares of unregistered common stock of the Company.  At the closing, the Company will issue to the Seller 762,738 shares of the Company’s common stock (the number of shares is equal to $2,800,000 divided by the volume weighted average price of the Company’s common stock for the five trading days prior to the date on which the transactions contemplated by the Acquisition Agreement are first publicly disclosed, i.e., June 7, 2011), and $2,800,000 in cash.  Of the cash amount, $2,550,000 will be paid to Seller at the closing, and $250,000 will be deposited into an escrow account with a New York bank, to be held in escrow for up to one year following the closing as security for the Seller’s indemnification obligations under the Acquisition Agreement.

Consummation of the merger contemplated by the Acquisition Agreement is subject to various, customary closing conditions.  The Acquisition Agreement contains covenants, representations and warranties of the Company, CUI Acquisitions, Cables Unlimited and the Seller that are customary for transactions of this type.  Prior to entering into the Acquisition Agreement, and other than with respect to the Acquisition Agreement, neither the Company, nor any of the Company’s officers, directors, or affiliates had any material relationship with Cables Unlimited or the Seller.

ITEM 2.02    Results of Operations and Financial Condition

On June 7, 2011, the Company issued a press release announcing information regarding the Company’s financial results for the second fiscal quarter of fiscal year ending October 31, 2011 and for the fiscal year then ended.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in Item 2.02 of this Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section.

ITEM 8.01    Other Items

A copy of the press release issued by the Company on June 7, 2011 regarding the pending acquisition of Cables Unlimited is attached hereto as Exhibit 99.2 and incorporated herein by reference.

ITEM 9.01    Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
10.1	Agreement and Plan of Reorganization by and among RF Industries, Ltd., CUI Acquisitions, Inc., Cables Unlimited, Inc., and Darren Clark

99.1	RF Industries, Ltd. press release issued June 7, 2011, regarding RF Industries, Ltd.’s earnings for the period ended April 30, 2011.

99.2	RF Industries, Ltd. press release issued June 7, 2011, regarding the pending acquisition of Cables Unlimited, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 7, 2011

	By:	/s/ Howard Hill
Howard Hill
President, Chief Executive Officer